UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2018

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2018, Leggett & Platt, Incorporated (“Leggett” or “Company”), Elite Comfort Solutions, Inc. (“ECS”) and Elite Comfort Solutions LP (the “Seller”) entered into a Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Leggett agreed to purchase and the Seller agreed to sell all of the issued and outstanding shares of capital stock of ECS. The purchase of ECS was approved by Leggett’s Board of Directors, and is expected to close in January 2019, subject to customary closing conditions and regulatory approvals. J.P. Morgan Securities LLC acted as financial advisor to the Board regarding the transaction. The Purchase Agreement is attached hereto and incorporated herein as Exhibit 2.1.

ECS, headquartered in Newnan, Georgia, is a leader in specialized foam technology, primarily for the bedding and furniture industries. With 16 facilities across the United States, ECS operates a vertically-integrated model, producing foam, developing many of the chemicals and additives used in foam production, and manufacturing private-label finished products. These innovative specialty foam products include finished mattresses sold through both traditional and online channels, mattress components, mattress toppers and pillows, and furniture foams. ECS has a diversified customer mix and a strong position in the high-growth boxed bed market segment. Following the closing of the transaction, ECS is expected to become a separate business unit and operate within the Residential Products segment.

The Purchase Agreement provides for a cash price of $1.25 billion U.S. dollars, (i) plus or minus the amount ECS’s Closing Net Working Capital is greater or less than $92 million, (ii) plus all Closing Cash, (iii) minus Closing Indebtedness and (iv) minus any unpaid Transaction Expenses (each of Closing Net Working Capital, Closing Cash, Closing Indebtedness and Transaction Expenses as defined in the Purchase Agreement.) Upon closing of the transactions contemplated by the Purchase Agreement (“Closing”), up to $12.5 million of the purchase price (depending on an estimate of a certain contingent payment to be determined post-signing) will be held in escrow to secure the payment of any post-closing adjustments.

The Purchase Agreement contains customary representations, warranties and covenants made by Leggett, Seller and ECS. The representations and warranties do not survive the Closing of the transaction. Leggett intends to purchase a buy-side representation and warranties insurance policy under which it may seek coverage for breaches of the Seller’s and ECS’s representations and warranties. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

Seller and certain equity holders of Seller have entered into customary non-compete and non-solicitation agreements.

Leggett’s obligation to close the transaction is subject to, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (ii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement), (iii) the performance of certain covenants and accuracy of certain customary “fundamental” representations as of the Closing, in all material respects, (iv) the absence of any law or order from a governmental body prohibiting the consummation of the transaction, and (v) no action has been commenced or threatened in writing by the Department of Justice or Federal Trade Commission with respect to the transaction. Seller’s obligation to close the transaction is subject to, among other things, (i) the performance of certain covenants and accuracy of the representations and warranties of Leggett as of the Closing, subject to specified materiality standards, (ii) the expiration or termination of the waiting period under HSR, (iii) the absence of any law or order from a governmental body prohibiting the consummation of the transaction, and (iv) no action has been commenced or threatened in writing by the Department of Justice or Federal Trade Commission with respect to the transaction.

The Purchase Agreement can be terminated: (i) by mutual consent; (ii) by the non-breaching party if the other party’s breach would cause a Closing condition to not be satisfied, subject to a reasonable cure period for such breach; (iii) by either party if Closing has not occurred by April 30, 2019; or (iv) if there shall be in effect a final, non-appealable court order in effect permanently prohibiting consummation of the transaction.

The Purchase Agreement does not contain a financing contingency. Leggett anticipates financing the purchase price through a combination of commercial paper borrowings and the borrowing under a new five-year term loan facility. As part of the financing, we plan to increase the capacity under our revolving credit facility from $800 million to $1.2 billion (which in turn would increase the capacity under our commercial paper program in a corresponding amount), and add additional borrowing capacity in the form of the five-year term loan facility in the amount of $500 million.

Simultaneous with the signing of the Purchase Agreement, on November 6, 2018, Leggett received a commitment letter (the “Commitment Letter”) from JP Morgan Chase Bank, N. A., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and U.S. Bank National Association to extend credit to Leggett in the amount of up to $900 million under a senior, unsecured 364-day bridge loan facility, which Leggett obtained in order to facilitate the consummation of the acquisition while we pursue the $400 million enhancement to our existing revolving credit facility and the $500 million five-year term loan facility. Our ability to borrow under the bridge facility is subject to customary conditions. The Commitment Letter will automatically terminate on the earliest to occur among (i) the fifth business day following April 30, 2019 in the event the Closing of the ECS acquisition has not occurred on that date; (ii) the date of the consummation of the acquisition; or (iii) the termination of the Purchase Agreement. The Commitment Letter is attached hereto and incorporated as Exhibit 10.1.

If the purchase price is funded partly through commercial paper borrowings, as planned, we will evaluate financing alternatives for the reduction of the commercial paper after Closing. We believe that operating cash flow, cash on hand and our ability to obtain debt financing will provide sufficient funds available to repay commercial paper borrowings, as well as support our ongoing operations, pay dividends and fund future growth.

The assertions embodied in the representations and warranties made in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement, and are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Purchase Agreement. While Leggett does not believe the schedules contain information required to be publicly disclosed, the schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement. You are not a third party beneficiary to the Purchase Agreement and should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they are modified in part by the disclosure schedules, (ii) they may have changed since the date of the Purchase Agreement, (iii) they may represent only the parties’ risk allocation in this particular transaction, and (iv) they may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes. The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Leggett or ECS. Such information about Leggett can be found in other public filings we make with the SEC.

Neither the Seller, ECS nor their respective affiliates is a party to any material relationship with Leggett or its affiliates other than the Purchase Agreement. JP Morgan Securities LLC, JP Morgan Chase Bank, N. A., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and U.S. Bank National Association and/or their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses, including JP Morgan Chase Bank, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association acting as commercial banking lenders, and JP Morgan Securities LLC acting as exclusive financial advisor, with respect to the financing and purchase of ECS, respectively. The foregoing descriptions of the Purchase Agreement and the Commitment Letter do not purport to be complete and each is qualified in their respective entirety by reference to the full text of the Purchase Agreement which is attached and incorporated herein by reference as Exhibit 2.1, and the Commitment Letter which is attached and incorporated herein by reference as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On November 7, 2018, Leggett issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Also, on November 7, 2018, Leggett posted to the Investor Relations section of its website, at www.leggett.com, a slide presentation regarding the acquisition of ECS, which is furnished as Exhibit 99.2 and is incorporated herein by reference. Management will host a conference call to discuss the acquisition of ECS at 7:30 a.m. Central (8:30 a.m. Eastern) on Wednesday, November 7, 2018. The dial-in number is (201) 689-8341. There is no passcode.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this report:

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement by and among Leggett & Platt, Incorporated, Elite Comfort Solutions, Inc. and Elite Comfort Solutions LP, dated November 6, 2018. Schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement contains a list briefly identifying the omitted schedules. Leggett agrees to furnish, supplementally, a copy of any omitted schedule to the SEC upon request.

10.1*	Commitment Letter among the Company, JP Morgan Chase Bank, N. A., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and U.S. Bank National Association, dated November 6, 2018

10.2	Second Amended and Restated Credit Agreement, dated November 8, 2017 among the Company, JP Morgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed November 9, 2017 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

99.1**	Press Release of Leggett & Platt, Incorporated, dated November 7, 2018

99.2**	Slide Presentation of Acquisition of Elite Comfort Solutions, Inc., dated November 7, 2018

*	Denotes filed herewith.
**	Denotes furnished herewith.

Forward-Looking Statements. This report, the press release and slide presentation contain “forward-looking statements,” including the timing and financing of the transaction, the financial results of ECS, and the pro forma combined financial results of the Company and ECS. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “intend,” “may,” “plan,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (ii) that one or more Closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or may require conditions, limitations or restrictions in connection with such approvals; (iii) the risk that the transaction may not be completed in the time frame expected by Leggett, the Seller, or at all; (iv) unexpected costs, charges or expenses resulting from the transaction; (v) uncertainty of the expected financial performance of ECS and the combined Company following completion of the transaction; (vi) failure to realize the anticipated benefits of the transaction, including as a result of delay in completing the transaction or integrating the businesses of ECS; (vii) difficulties and delays in achieving revenue and cost synergies of ECS; (viii) inability to retain and hire key personnel and maintain relationships with customers and suppliers of ECS; (ix) market and other factors or conditions that reduce or eliminate the Company’s ability to obtain bank or debt financing; (x) inability to “deleverage” post-Closing in the expected timeframe; (xi) the Company’s and ECS’s ability to achieve their respective short-term and longer-term operating targets, the impact of the Tax Cuts and Jobs Act, price and product competition from foreign and domestic competitors, the amount of share repurchases, changes in demand for the Company’s and ECS’s products, cost and availability of raw materials and labor, fuel and energy costs, future growth of acquired companies, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks including intellectual property; and (xii) other risk factors as detailed from time to time in Leggett’s reports filed with the SEC, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 7, 2018	By:	/S/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President –
General Counsel & Secretary